Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-166124) pertaining to the Rockland Trust Company Employee Savings, Profit Sharing and Stock Ownership Plan of our report dated
June 20, 2019, with respect to the financial statements and supplemental schedule of the Rockland Trust Company Employee Savings, Profit Sharing and Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Boston, Massachusetts
June 20, 2019